UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 22, 2008
Spirit AeroSystems Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33160	20-2436320
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
3801 South Oliver, Wichita, Kansas 67210
(Address of principal executive offices)(zip code)
(316) 526-9000
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(e) At the annual meeting of shareholders of Spirit AeroSystems Holdings, Inc. (the “Company”) held on April 22, 2008, the Company’s shareholders considered and approved an increase in the number of shares available under the Company’s Short-Term Incentive Plan (“STIP”) from 800,000 to 2,800,000 shares and the modification of the class of common stock to be granted to STIP plan participants from Class B Common Stock to Class A Common Stock. The shareholders of the Company also approved an increase in the number of shares available under the Company’s Amended and Restated Long-Term Incentive Plan (“LTIP”) from 400,000 to 3,400,000 shares and the modification of the class of common stock to be granted to LTIP plan participants from Class B Common stock to Class A Common Stock. Each of the Company’s principal executive officer, principal financial officer, and other named executive officers are participants under the STIP and LTIP. These amendments were previously described in the Company’s definitive proxy statement dated and filed with the Securities and Exchange Commission on March 24, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPIRIT AEROSYSTEMS HOLDINGS, INC.
Date: April 28, 2008	/s/ Ulrich Schmidt
Ulrich Schmidt
Executive Vice President and Chief Financial Officer

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